AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2001

                                                    REGISTRATION NO. ___________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STRATABASE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   88-0414964
                      (I.R.S. Employer Identification No.)

                              Stratabase.com , Inc.
                         34314 Marshall Road, Suite 203
                             Abbotsford, B.C. V25IL2
                    (Address of Principal Executive Offices)

                             2000 Stock Option Plan
                            (Full Title of the Plan)

                            Laughlin Associates, Inc.
                            2533 North Carson Street
                            Carson City, Nevada 89706
                     (Name and Address of Agent for Service)

                                 (604) 504-5811
          (Telephone number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------   -----------------   ----------------------  ------------------  --------------
         Title of                Amount To Be         Proposed Maximum      Proposed Maximum      Amount of
Securities To Be Registered       Registered         Offering Price Per        Aggregate        Registration
                                                         Share (1)           Offering Price          Fee
----------------------------   -----------------   ----------------------  ------------------  --------------
Common Stock, par value           1,250,000              $0.50 (1)              $625,000           $156.25
$.001 per share
----------------------------   -----------------   ----------------------  ------------------  --------------
Common Stock, par value             500,000              $1.09 (2)              $545,000           $136.25
$.001 per share
----------------------------   -----------------   ----------------------  ------------------  --------------
      Total                       1,750,000                                   $1,170,000           $292.50
----------------------------   -----------------   ----------------------  ------------------  --------------

         (1) Represents the exercise price of options already offered under the 2000 Stock Option Plan.

         (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low bid price of the common stock on the Nasdaq Over-the-Counter Bulletin Board on January 18, 2001.

                                   PROSPECTUS

                              STRATABASE.COM, INC.

                        1,750,000 SHARES OF COMMON STOCK

         We have prepared this prospectus so that one or more of our officers, directors, key employees, consultants and agents may resell the shares of common stock issuable upon exercise of options granted to them under our 2000 Stock Option Plan. The selling stockholders have the right to determine both the number of shares they will offer and the time or times when they will offer the shares. They may sell the shares at the market price at the time of the sale or at such other prices as they may negotiate.

         We will not receive any proceeds from the sale of such shares of stock but will receive an aggregate of $625,000 if all the options granted to date are exercised.

         There is limited trading of our common stock. Our common stock is currently traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "SBSF." On January 18, 2001, the closing sale price of the common stock was $1.09 per share.

         OUR COMMON STOCK IS A SPECULATIVE INVESTMENT AND INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD READ THE DESCRIPTION OF THE RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE PURCHASING OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 22, 2001.

                                TABLE OF CONTENTS

Incorporation of Documents By Reference.......................................1

Forward-Looking Statements....................................................2

Prospectus Summary ...........................................................3

Risk Factors..................................................................4

Use of Proceeds..............................................................11

Selling Stockholders.........................................................11

Plan of Distribution.........................................................12

Legal Matters................................................................14

Experts......................................................................14

Commission Position on Indemnification for Securities Act Liabilities........14

Exhibit Index..............................................................II-5

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate information by reference into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

         1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         2. The Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2000, as amended; June 30, 2000 and September 30, 2000;

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above;

         4. The description of our common stock contained in our registration statement filed under the Exchange Act registering such common stock under
Section 12 of the Exchange Act, including any amendment or report file for the purpose of updating such description; and

         5. All reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

         You may request a copy of these filings or all of the documents that we incorporate by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) at no cost by writing or calling us at Stratabase.com, Inc., 34314 Marshall Road, Suite 203 Abbotsford, B.C., V2S.1L2, Canada. The telephone number is (604) 504-5811.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, NY 10048, and at 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the SEC's website at www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.

                           FORWARD-LOOKING STATEMENTS

         Information specified in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements, identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of the direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including those described in the section captioned "Risk Factors."

                               PROSPECTUS SUMMARY

         We have prepared this summary to assist you in your review of this document. This summary highlights what we believe are the significant aspects of our business. However, this summary does not include all of the information in this document that may be important to you. This summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information, appearing elsewhere in this prospectus. You should carefully read this entire document, including the specific risks described in the "Risk Factors" section and the financial statements including the notes.

         We develop open-source Customer Relationship Management, or CRM, software for our clients and for general distribution. In turn, we provide our clients with web-based marketing communications services, which fall within the category of CRM, which utilize our software. "Open-source" refers to software whose source code is open and freely distributed.

         Our open-source CRM software is web-based software designed to carry out, track, report, and manage large-scale custom email communications campaigns. The source code is open and freely distributed, and available over the Internet to anyone who wants to download it.

         The release of our internal CRM software represented a turning point in our development. Previously, our CRM software was proprietary custom software and not available to the public. It was meant to support the web-based marketing communications campaigns we carried out on behalf of our clients. However, as our internal programming and networking capabilities developed, we decided to release the source code of our software. We believe that by making our open-source CRM software freely available to anyone who wants to use it, we may attract more users, which, in turn, could lead to more service contracts for us.

         We realize that there is substantial risk in developing open-source software, because the revenue potential is as yet unproven. The revenue that we have realized thus far has been from the provision of web-based marketing communications services to our clients. We intend to continue to offer these services to our clients, as that is our only substantial source of revenue.

         The technology on which our software is built is also open source. The source code itself is written in PHP, an open source programming language. Our software is designed, therefore, to run most optimally on servers running the Apache web server and the Linux operating system, and utilizing MySQL. It is designed for use over the Internet, using a standard web browser.

         Stratabase.com, Inc. was incorporated under the laws of the State of Nevada on November 18, 1998 and commenced operations in January 1999. Our offices are located at 34314 Marshall Road, Suite 203 Abbotsford, B.C., V2S.1L2, Canada. The telephone number is (604) 504-5811.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION SPECIFIED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING US AND OUR BUSINESS BEFORE PURCHASING OUR COMMON STOCK. PURCHASE OF OUR COMMON STOCK IS SPECULATIVE IN NATURE AND INVOLVES NUMEROUS RISKS. NO PURCHASE SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT.

WE HAVE LIMITED RESOURCES, HAVE SUSTAINED LOSSES SINCE OUR INCEPTION AND EXPECT TO CONTINUE TO DO SO.

         As of June 30, 2000, we had working capital of $259,566 incurred losses since inception totaling approximately $316,033. Because we are emerging from the developmental stage and have no share of the Internet market, we may incur losses for a long time.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN JUDGE OUR PROSPECTS.

         We were organized in November 1998 and thus have limited operating history and limited operating revenues. In order to be successful, we must continue to sell web-based marketing and communications services that utilize our software. Specifically, as an early stage entity in the rapidly evolving market for Customer Relationship Management software and services, we will face numerous risks and uncertainties including our ability to:

      o  anticipate and adapt to changing Internet technologies;
      o  generate significant revenues from the provision of our services;
      o  develop a sales force; o implement sales and marketing initiatives;
      o  offer compelling and effective services and software;
      o  attract, retain and motivate qualified personnel;
      o  respond and adjust to actions taken by competitors;
      o build operations and technical infrastructure to effectively manage growth; and
      o  integrate new technologies and services.

WE NEED TO GROW AND MANAGE OUR GROWTH TO BECOME PROFITABLE.

         If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

OUR VICE PRESIDENT OF CORPORATE DEVELOPMENT CANNOT DEVOTE ALL OF HIS TIME TO OUR BUSINESS.

         Mr. Coombes, our Vice President of Corporate Development, is active in other unrelated businesses. As a result, will not be able to devote his full-time to our affairs. He plans to continue these activities, which may cause conflicts of interest with our business in terms of time and business opportunities. These conflicts may not be resolved in our favor. Our business may be hurt if these conflicts are not resolved in our favor.

IF WE LOSE THE SERVICES OF OUR OFFICERS, OUR CHANCES OF SUCCESS WILL BE DIMINISHED.

         We are heavily dependent on the efforts of our officers, especially our Chairman of the Board, President, CEO, Treasurer and Secretary, Mr. Newton. The loss of the services of any of our employees or officers, especially Mr. Newton or Mr. Coombes, would be detrimental to our plans and significantly diminish our chances of success. Currently, we do not have any employment agreements with any of our officers, and we do not have key man insurance coverage on Mr. Newton or Mr. Coombes.

              RISKS RELATED TO OPEN SOURCE SOFTWARE BUSINESS MODELS

THE MARKET FOR OPEN SOURCE CRM SOFTWARE IS STILL DEVELOPING, AND OPEN-SOURCE SOFTWARE BUSINESS MODELS ARE UNPROVEN.

         The markets for our services have only recently begun to develop. Demand and market acceptance for software developed under the open-source development model and services relating to these products are subject to a high level of uncertainty and risk. Few open-source software products have gained widespread commercial acceptance. If open source software and the services that run on open source software should fail to gain widespread commercial acceptance, our business, operating results and financial condition would be materially adversely affected.

OPEN SOURCE SOFTWARE DISTRIBUTION DOES NOT GENERATE REVENUES.

         Our software is available over the Internet without cost to the user. Therefore, we will not derive any revenue from the use of our software and must, for now, rely completely on selling web-based marketing communications services that utilize our open source software for our revenue.

              RISKS RELATED TO OUR FINANCIAL RESULTS AND CONDITION.

WE HAVE ARE SUBJECT TO RISKS FREQUENTLY ENCOUNTERED BY EARLY STAGE COMPANIES.

         Stratabase was founded in November 1998. We began offering CRM services in the form of web-based marketing communications which run on our internally developed software in October 1999. As a new company, we are subject to the uncertainties and difficulties encountered by early stage businesses, such as our ability to implement sales and marketing plans and attain, retain and motivate qualified personnel. You must consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.

WE EXPECT TO INCUR SUBSTANTIAL LOSSES IN THE FUTURE.

         We have incurred substantial losses since our inception. We expect our expenses relating to sales and marketing, research and development and administration, to increase in the immediate future. As a result, we expect to incur significant losses for the foreseeable future and cannot be certain when or if we will achieve profitability. Failure to become and remain profitable within the time frame expected by investors may adversely affect the market price of our common stock and our ability to raise capital and continue operations.

OUR QUARTERLY RESULTS OF OPERATIONS MAY FLUCTUATE SIGNIFICANTLY AND ARE DIFFICULT TO FORECAST.

         Due to our limited operating history and the unpredictability of our industry, our revenue and net income (loss) may fluctuate significantly from quarter to quarter and are difficult to forecast. Many of our expenses are fixed in the short term. We may not be able to adjust our spending quickly if our revenue falls short of our expectations. Accordingly, a revenue shortfall in a particular quarter would have a disproportionate adverse effect on our net income (loss) for that quarter. Further, we may make administrative, marketing, acquisition or financing decisions that could adversely affect our business, operating results and financial condition.

         Our quarterly operating results will fluctuate for many reasons, including:

         o our ability to retain existing customers, attract new customers and satisfy our customers' demand;
         o  changes in gross margins of our current and future services;
         o  the timing of the release of upgraded versions of our software;
         o  introduction of new software and services by us or our competitors;
         o  changes in the market acceptance of open source software solutions;
         o  changes in the usage of the Internet and online services;
         o the effects of any acquisitions or other business combinations, including one-time charges, goodwill amortization and integration expenses or operational difficulties; and
         o technical difficulties or system downtime affecting the Internet or our website.

         For these reasons, you should not rely on period-to-period comparisons of our financial results to forecast our future performance. Our future operating results may fall below expectations of securities analysts or investors, which would likely cause the trading price of our common stock to decline significantly.

WE HAVE EXPERIENCED RAPID GROWTH, WHICH HAS PLACED A SIGNIFICANT STRAIN ON OUR RESOURCES.

         Since January 1, 2000 we have experienced a period of growth and expansion that has placed, and continues to place, demands on our resources. Our total revenue increased during the last fiscal year, and from January 1, 2000 to September 30, 2000, the number of employees increased from 4 to 6. We expect any future growth to place further demands on our operational and financial resources.

         To accommodate our anticipated growth we must:

         o improve existing operational and financial systems, procedures and controls;
         o hire, train and manage additional qualified personnel, including sales and marketing, professional services and software engineering and development personnel; and
         o effectively manage multiple relationships with our customers, suppliers and other third parties.

         We may not be able to install and implement adequate operational and financial systems, procedures and controls in an efficient and timely manner, and our current or planned systems, procedures and controls may not be adequate to support our future operations. The difficulties associated with installing and implementing these new systems, procedures and controls may place a significant burden on our management and our internal resources. If we are unable to manage growth effectively it could have a material adverse effect on our business, operating results and financial condition.

WE FACE INTENSE COMPETITION FROM ESTABLISHED SOFTWARE DEVELOPERS AND CRM SERVICE PROVIDERS.

         The market for CRM software and the services that run on CRM software is intensely competitive and rapidly changing. We face significant competition from larger companies with greater financial resources and name recognition than we have. These competitors include Siebel Systems, SAP, Broadbase, E.piphany, Kana Communications, Aprimo, MarketFirst, PrimeResponse, Recognition Systems, and dozens of others, all of whom have significantly greater financial resources and offer more advanced software tools than we do. If we are not able to compete successfully with current or future competitors, our business, operating results and financial condition will be materially adversely affected.

WE FACE INTENSE COMPETITION FROM OTHER SOFTWARE AND SERVICE SUPPLIERS, AND NEW COMPETITORS MAY ENTER OUR MARKETS EASILY.

         The market for CRM software and services is new, rapidly evolving and intensely competitive. We expect competition to persist and intensify in the future. We estimate that there are currently over 300 private and public suppliers of CRM software solutions worldwide and expect this number to grow. In addition, there are a number of companies with large customer bases and greater financial resources and name recognition, such as Oracle and Microsoft, which have indicated a growing interest in the market for CRM software systems and services. These companies may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to their customers than we can.

         Furthermore, because our software is open-source software, which means that it can be downloaded from the Internet for free and modified and re-distributed with few restrictions, traditional barriers to entry are minimal. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. These companies may be able to leverage their existing service organizations and provide higher levels of support on a more cost-effective basis than we can. If we are not able to compete successfully with current or future competitors, our business, operating results and financial condition will be materially adversely affected.

WE MAY NOT SUCCEED IN THE EXPANSION OF OUR SERVICES.

         Our strategic focus is on selling web-based marketing communications services that utilize our open source software. Historically, this is where we have derived virtually all of our revenue. Since we give away our software for free, it is unlikely that we will ever make any revenues from the sale of it. We cannot be certain that our customers will continue to engage our services. We also cannot be certain that we can attract or retain a sufficient number of the highly qualified services personnel that the expansion of our business will need. In addition, this expansion has required, and will continue to require, significant additional expenses and development, financial and operational resources. These additional resources will place further demands on our financial and operational resources and may make it more difficult for us to achieve and maintain profitability.

WE MAY ENTER INTO BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES THAT WILL PRESENT US WITH ADDITIONAL CHALLENGES.

         We may expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with other companies. These transactions create risks such as:

         o difficulty assimilating the operations, technology and personnel of the combined companies;
         o  disruption of our ongoing business;
         o  problems retaining key technical and managerial personnel;
         o one-time in-process research and development charges and ongoing expenses associated with amortization of goodwill and other purchased intangible assets;
         o  potential dilution to our stockholders;
         o  additional operating losses and expenses of acquired businesses; and
         o impairment of relationships with existing employees, customers and business partners.

         Our inability to efficiently and effectively address these risks could have a material adverse effect on our business, operating results and financial condition.

COMPETITION FOR SKILLED TECHNICAL PERSONNEL IN OUR INDUSTRY IS INTENSE.

         Our future performance also depends upon our ability to attract and retain highly qualified programming, technical, sales, marketing and managerial personnel. There is intense competition for skilled personnel, particularly in the field of software engineering. If we do not succeed in retaining our personnel or in attracting new employees, our business could suffer significantly.

         In order to keep up with technological advances, we may have to incur additional costs to modify services or infrastructure.

         Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of Internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

IF WE DO NOT DEVELOP AN EFFECTIVE SALES FORCE, WE MAY NOT GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

         We currently have a small sales team consisting of three individuals. In order to grow, we must develop a larger sales team. Our ability to do so successfully involves a number of factors. They include the competition in hiring and retaining sales personnel, our ability to integrate and motivate sales personnel and the length of time it takes for new sales personnel to become effective. Our failure to develop and maintain an effective sales team would have a negative effect upon our business prospects.

ANY REVENUES RECEIVED IN CANADIAN DOLLARS WOULD DECREASE IN VALUE BECAUSE OF THE UNFAVORABLE CURRENCY EXCHANGE RATE.

         Although we are a Nevada corporation, our operations are located in Canada. Accordingly, most of our revenues may be in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollar has steadily dropped. This trend is likely to continue. The continued lowering of the value of the Canadian dollar vis-a-vis the US dollar may have a materially adverse effect on our business, results of operations and financial condition.

MANAGEMENT AND PRINCIPAL SHAREHOLDERS HAVE COMPLETE CONTROL OVER OUR COMPANY AND INVESTORS MAY NOT HAVE AN EFFECTIVE VOICE IN THE MANAGEMENT OF OUR COMPANY.

         Our current management and principal shareholders own approximately 82.12% of the outstanding shares of our common stock. Accordingly, they are able to control the management policies and conduct of our business. In addition, if management and the principal shareholders exercise all of their options to acquire our common stock, they could own an additional 820,000 shares of our common stock, or 84.17% of all of outstanding common stock.

SHARES ELIGIBLE FOR SALE AFTER THE EXERCISE OF OUTSTANDING OPTIONS COULD NEGATIVELY AFFECT OUR STOCK PRICES.

         The prevailing market price of our common stock could be adversely affected upon the exercise of the outstanding options for shares of common stock and subsequent sale of those shares in the public market, or the perception that these sales may occur.

OUR SECURITIES ARE REFERRED TO AS "PENNY STOCKS" WHICH ARE NOT PERCEIVED FAVORABLY IN THE MARKET PLACE.

         The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

         o make a special suitability determination for the purchase of such securities;
         o have received the purchaser's written consent to the transaction prior to the purchase;
         o deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
         o disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
         o  provide the purchaser with current quotations for the securities;
         o if he is the sole market maker, disclose that fact to the purchaser and his presumed control over the market; and
         o provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

                     RISKS RELATING TO THE LEGAL UNCERTAINTY

OUR SOFTWARE MAY CONTAIN DEFECTS THAT MAY HARM OUR REPUTATION, BE COSTLY TO CORRECT, DELAY REVENUE AND EXPOSE US TO LITIGATION.

         Despite testing by us and our customers, errors may be found in our software after commencement of distribution. If errors are discovered, we may not be able to successfully correct them in a timely manner or at all. Errors and failures in our software could result in a loss of, or delay in, market acceptance of our software and the associated services that we sell to our customers and could damage our reputation and our ability to convince users of the benefits of our software. In addition, we may need to make significant expenditures of capital resources in order to eliminate errors and failures. If our software fails, our customers' systems may fail and they may assert claims for substantial damages against us. In addition, our insurance policies may not adequately limit our exposure with respect to this type of claim. A software liability claim, even if unsuccessful, could be costly and time consuming. Claims related to the occurrence or discovery of these types of errors or failures could have a material adverse effect on our business, operating results and financial condition.

FAILURE TO PROTECT OUR TRADEMARKS COULD HARM OUR BRAND BUILDING EFFORTS AND OUR ABILITY TO COMPETE EFFECTIVELY.

         We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our trademark rights. We have begun the registration process of our trademarks "Stratabase.com" and "Utarget.com" in the United States but this is not yet complete, nor do we have any assurances that the trademark applications will be successful. Failure to adequately protect our trademark rights could harm or even destroy the Stratabase.com brand and impair our ability to compete effectively. Furthermore, defending or enforcing our trademark rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, operating results and financial condition.

WE MAY BE SUED AS A RESULT OF INFORMATION RETRIEVED FROM OUR WEB SITE.

         We may be subjected to claims for defamation, negligence, copyright or trademark infringement or other claims relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be subjected to claims based on content that is accessible from our website through links to other websites or through content and materials that may be posted by visitors to our website. Our insurance may not adequately protect us against these types of claims.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares. However, we expect to use the proceeds from the exercise of options to purchase the shares for working capital and other general corporate purposes.

                              SELLING STOCKHOLDERS

         The following table sets forth the name and address of each selling stockholder, the number of shares of common stock he beneficially owned as of January 15, 2001, the number of shares that the selling stockholder may offer, and the number of shares and percentage of common stock that the selling stockholder will beneficially own upon completion of the offering, assuming all of the shares offered are sold. The percentage ownership is based on 6,353,772 shares of common stock outstanding as of January 15, 2001. The selling stockholders can sell up to an aggregate of 820,000 shares of our common stock under this prospectus.

                                        Number of         Percentage of       Number of      Number of Shares      Percentage of
                                       Shares Owned       Shares Owned       Shares to be      Owned After         Shares Owned
Selling Stockholder                  Before Offering     Before Offering         Sold            Offering           After Offering
-------------------                  ---------------     ---------------    --------------       --------        -----------------
Trevor Newton (1)
c\o Stratabase.com, Inc.                2,710,400            37.49%            400,000           2,310,400              36%
34314 Marshall Road Abbotsford, B.C.
V25 IL2

Fred Coombes (2)                        1,042,300            14.42%            350,000             692,300              11%
c\o Stratabase.com, Inc. 34314
Marshall Road Abbotsford, B.C.
V25 lL2

Mary Martin (3)                         1,352,072            18.70%             70,000           1,282,072            17.73%
248 West Park Avenue
Long Beach, NY 11561

         (1) Chairman of the Board of Directors, Chief Operating and Executive Officer, President, Secretary and Treasurer.

         (2) Vice-President of Corporate Development and a director.

         (3) Mary Martin is a stockholder of ours who holds more than 5% of our issued and outstanding capital stock.


                              PLAN OF DISTRIBUTION

         The selling stockholders (or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest) may sell shares from time to time in public transactions, on or off the Nasdaq OTC Bulletin Board, or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions:

         o  ordinary brokers' transactions;
         o transactions involving cross or block trades or otherwise on the Nasdaq OTC Bulleting Board;
         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
         o through market makers or into an existing market for the common stock;
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         o through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
         o  in privately negotiated transactions; or
         o  to cover short sales.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling stockholders also may sell shares short and deliver the shares to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders also may pledge the shares to a broker or dealer, and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders in amounts to be negotiated in connection with the sale. The selling stockholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting compensation.

         Information as to whether underwriters who the selling stockholders may select, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters that the selling stockholders may select or by any broker-dealer acting as principal or agent for the selling stockholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus has been passed upon for the Company by Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016.

                                     EXPERTS

         The consolidated financial statements as of December 31, 1999 and 1999, and for each two years in the period ended December 31, 1999, incorporated in this prospectus by reference, have been incorporated herein in reliance on the report of Moss Adams LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing

                   COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our directors and officers are indemnified as provided in the Nevada Revised Statutes and our By-laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to incorporate information by reference into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

         1. The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         2. The Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2000, as amended; June 30, 2000 and September 30, 2000;

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above;

         4. The description of our common stock contained in our registration statement filed under the Exchange Act registering such common stock under
Section 12 of the Exchange Act, including any amendment or report file for the purpose of updating such description; and

         5. All reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in and to be a part of this Registration Statement by reference from the date of filing of such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

         You may request a copy of these filings or all of the documents that we incorporate by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) at no cost by writing or calling us at Stratabase.com, Inc., 34314 Marshall Road, Suite 203 Abbotsford, B.C., V2S.1L2, Canada. The telephone number is (604) 504-5811.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-03300 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our by-laws provide for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. We are also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ours.

         Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The securities reoffered pursuant to this registration statement were originally issued in reliance upon the exemption from registration permitted under Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 8.  EXHIBITS

         4.1   Registrant's Certificate of Incorporation*

         4.2 Registrant's Certificate of Amendment of its Certificate of Incorporation*

         4.3   Registrant's Bylaws*

         4.4   Stratabase.com, Inc., 2000 Stock Option Plan

         4.5   Form of Stock Option Agreement

         5.1 Opinion of Herrick, Feinstein LLP as to the legality of the securities being registered.

         23.1  Consent of Herrick, Feinstein LLP (included in Exhibit 5.1)

         23.2  Consent of Moss Adams LLP

         24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

         *Previously filed with the Registrant's SB-2 on August 8, 1999, SEC File Number 99685236.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (v) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 18, 2001.

                                STRATABASE.COM, INC.

                                   By:   /s/ Trevor Newton
                                         -------------------------------------
                                         Trevor Newton, Chairman, President,
                                         Chief Executive Officer,
                                         Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor Newton with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


         SIGNATURE                            TITLE                                DATE
         ---------                            -----                                ----

/s/  Trevor Newton                 Chairman, President, Chief                January 18, 2001
----------------------------       Executive Officer,
    Trevor Newton                  Secretary and Treasurer, Director


/s/  Fred Coombes                  Vice President of Corporate               January 18, 2001
----------------------------       Development, Director
   Fred Coombes

                                 EXHIBIT INDEX

         4.1   Registrant's Certificate of Incorporation*

         4.2 Registrant's Certificate of Amendment of its Certificate of Incorporation*

         4.3   Registrant's Bylaws*

         4.4   Stratabase.com, Inc., 2000 Stock Option Plan

         4.5   Form of Stock Option Agreement

         5.1 Opinion of Herrick, Feinstein LLP as to the legality of the securities being registered.

         23.1  Consent of Herrick, Feinstein LLP (included in Exhibit 5.1)

         23.2  Consent of Moss Adams LLP

         24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

         *Previously filed with the Registrant's SB-2 on August 8, 1999, SEC File Number 99685236.